EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 8, 1998 included in Standard Microsystems Corporation's Form 10-K for the year ended February 28, 1998 and to all references to our Firm included in this registration statement on Form S-8 registering 1,000,000 shares of common stock.


                                   Arthur Andersen LLP



New York, New York
September 17, 1998